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As Filed with the Securities and Exchange Commission on October 14, 2003

Registration No. 333-87167

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3047598 (I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE
FOSTER CITY, CALIFORNIA 94404
(650) 574-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

MARK L. PERRY
EXECUTIVE VICE PRESIDENT, OPERATIONS
GILEAD SCIENCES, INC.
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA 94404
(650) 574-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
LAURA BEREZIN, ESQ. COOLEY GODWARD LLP FIVE PALO ALTO SQUARE 3000 EL CAMINO REAL PALO ALTO, CALIFORNIA 94306 (650) 843-5000	GREGG H. ALTON, ESQ. GENERAL COUNSEL GILEAD SCIENCES, INC. 333 LAKESIDE DRIVE FOSTER CITY, CALIFORNIA 94404 (650) 574-3000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

DEREGISTRATION OF SHARES

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (No. 333-87167), is being filed to deregister unsold shares of common stock of the registrant, Gilead Sciences, by the Selling Stockholders. The registrant's obligation to keep the Registration Statement effective has expired. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all of the shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Foster City, State of California, on the October 14, 2003.

GILEAD SCIENCES, INC.
By:	/s/ JOHN C. MARTIN John C. Martin President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title

/s/ JOHN C. MARTIN John C. Martin	President, Chief Executive Officer and Director (Principal Executive Officer)	October 14, 2003
/s/ JOHN F. MILLIGAN John F. Milligan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2003
* Paul Berg	Director	October 14, 2003
* Etienne F. Davignon	Director	October 14, 2003
* James M. Denny	Chairman of the Board	October 14, 2003
* Gordon E. Moore	Director	October 14, 2003
* George P. Shultz	Director	October 14, 2003
Gayle Edlund Wilson	Director	October 14, 2003
Cordell W. Hull	Director	October 14, 2003
*By:	/s/ JOHN C. MARTIN John C. Martin As Attorney-in Fact

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DEREGISTRATION OF SHARES
SIGNATURES